UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2020

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On March 6, 2020, Phillip Broenniman was appointed as a member of the Board of Directors of Ipsidy Inc. (the “Company”). Pursuant to the terms of the 15% Senior Secured Convertible Notes, the holders of the notes are entitled to nominate and the Company will not unreasonably reject the appointment of a new member to the Company’s Board of Directors. Mr. Broenniman was designated by the note holders. Except as set forth herein, there is no understanding or arrangement between Mr. Broenniman and any other person pursuant to which Mr. Broenniman was selected as a director of the Company.  Mr. Broenniman does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mr. Broenniman has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

On March 6, 2020, Mr. Broenniman entered into a letter agreement with the Company pursuant to which he was appointed as a director of the Company in consideration of an annual equity award of the Company’s shares of common stock having a market value on the date of grant of $72,000, subject to vesting over 12 months and cash compensation of $5,000 per annum for service on each committee of the Board, in accordance with the Company’s standard compensation policy for non-employee directors. In addition, the Company entered into a Restricted Stock Purchase Agreement with Mr. Broenniman providing Mr. Broenniman with the right to acquire 1,500,000 shares of common stock at par value subject to the following vesting criteria ( the “Vesting Criteria”): (1) the occurrence of a Change of Control, (as defined below); or (2) the filing of Company’s Annual Report on Form 10K in any year, which report shows that the Company has achieved Adjusted EBITDA for the year, as reported therein, which is not less $10,000,000; or (3) the Company’s shares becoming listed on a national securities exchange and (x) if the Board determines that additional equity funding is required, the Company’s closing (whether at the time of listing or subsequent thereto) of a public offering of its equity, raising not less than $10,000,000 in gross proceeds in the aggregate, and (y) the Company achieving a valuation of not less than $125,000,000 which shall be satisfied either by the closing of the aforementioned public offering with an offering price which equates to a valuation of the Company, which is not less than $125,000,000; or (4) the Company’s shares achieving a closing price on such exchange on 10 trading days out of a period of 30 days, which when multiplied by the number of issued and outstanding shares of common stock which are so listed at such time equate to a market capitalization of the Company of not less than $125,000,000; or (5) the filing of an Annual Report on Form 10K, or a Quarterly Report on Form 10Q, showing that the Company has generated total revenue of not less than $20,000,000 during the 12 month period ending with the period to which the relevant report relates. Change of Control means the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a subsidiary of the Company), except if any such merger, consolidation or sale of assets as aforesaid occurs in circumstances of the liquidation of the Company pursuant to a bankruptcy or other insolvency proceeding.

Mr. Broenniman, age 54, has been, for the last nine years, Managing Partner and Portfolio Manager for Varana Capital, LLC (“VCLLC”), a firm he co-founded in 2011. Through his position at VCLLC, Mr. Broenniman invests in, and consults with the Board of Directors of, certain public and private companies, working with each on strategic planning, financing, and/or balance sheet restructuring. From 2003 until 2008, with his own firm, Cadence Investment Partners, LLC (“Cadence”), and from 2008 until 2011 with Visium Asset Management, LP, which acquired Cadence in 2008, Mr. Broenniman established and refined the opportunistic/deep value, multi-asset class investment paradigm that is the foundation of VCLLC. Mr. Broenniman began his portfolio management career with the Bass family of Fort Worth, TX in 1993, investing in event strategies, assisting on a $1 billion book of derivative hedging and investment strategies, and developing his skills in derivative analytics, risk management, and portfolio construction. Privately, from August 2010 until February 2018, Mr. Broenniman was co-founder and a member of Cadence Distributors, LLC, an import/export company focused on the fragrance industry. From February 2012 to April 2017, Mr. Broenniman was a founding investor in Cacao Prieto, a bourbon and rum distillery, providing strategic guidance during the initial launch of the business. From July 2019 until March 2020 upon successful closing of its merger Mr. Broenniman served as a member of the Board of Directors and Special Committee evaluating strategic options for CSS Industries, Inc. (Formerly NYSE: CSS). Mr. Broenniman has a BS from Duke University, an MBA from University of Virginia, and is a Chartered Financial Analyst.

The Company also entered into a restricted stock purchase agreement with Phillip Kumnick, a director of the Company, providing Mr. Kumnick with the right to acquire 1,500,000 shares of common stock at par value subject to the Vesting Criteria Further, the option granted to Mr. Kumnick on December 10, 2019 to purchase 3,000,000 shares of common stock vesting over a three-year period was amended to provide that it will vest in full if prior to the occurrence of time-based vesting there occurs a Change of Control.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Phillip R. Broenniman and Ipsidy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: March 10, 2020	By:	/s/ Stuart Stoller
Name: Stuart Stoller
Title: Chief Financial Officer

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